EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-183689 on Form S-3 of our report dated March 30, 2012, relating to the consolidated financial statements of YOU On Demand Holdings, Inc. as of December 31, 2011 and 2010 and for each of the two years then ended, which appear in the Company’s December 31, 2011 Annual Report on Form 10-K.  We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ UHY llp

New York, New York
September 10, 2012